Exhibit 10.1

This Mortgage contains after-acquired property provisions, and also constitutes a financing statement under the Uniform Commercial Code.

WHEN RECORDED RETURN TO:
StanCorp Mortgage Investors, LLC
920 SW SIXTH AVENUE
PORTLAND, OREGON 97204
ATTN:  Susan M.  Deters, PSB11E

FORWARD ALL
TAX STATEMENTS TO:

BTAC Properties, Inc.
13828 Lincoln Street NE
Ham Lake, MN 55304

SIC Loan No.  A5020203

MORTGAGE, ASSIGNMENT OF RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

THIS MORTGAGE made this April 15, 2005, is between BTAC Properties, Inc., a Minnesota corporation (“Mortgagor”), whose Taxpayer Identification Number is 20-2301714, and whose address is 13828 Lincoln Street NE, Ham Lake, MN 55304, and Standard Insurance Company, an Oregon corporation, (“Mortgagee”), whose address is 19225 NW Tanasbourne Drive, Hillsboro, Oregon 97124.  Notwithstanding anything to the contrary herein, the maximum principal indebtedness secured by this Mortgage is $1,060,000.00.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS MORTGAGE, THE MAXIMUM PRINCIPAL AMOUNT OF INDEBTEDNESS SECURED BY THIS MORTGAGE, EXCLUDING ADVANCES MADE BY THE MORTGAGEE IN PROTECTION OF THE MORTGAGED PROPERTY OR THIS MORTGAGE, IS $1,060,000.00.

The Tax Account Numbers for the property subject to the lien of this instrument is: [58-721-0040] [49-1059-000] [73-134-4112] [49-1059-000]

Commonly known as:

[1620 1st Avenue, Moorhead, Minnesota 56560-2302]

[214 East Holms, Detroit Lakes, Minnesota 56501-3132]

[229 Carson Avenue, Elk River, Minnesota 55330-2670]

[410 West Division, Waite Park, Minnesota 56387-1333]

Notice to Recorder:

This Mortgage covers real property located in Clay, Becker, Sherburne, and Stearns counties in the State of Minnesota.  This Mortgage is being executed in Four (4) counterpart copies which shall be recorded concurrently in each of the Four (4) counties.  The counterpart copies will be identical to one another except for the county reference on Page Two and the legal description.  The counterpart copy recorded in Stearns County, Minnesota will contain the legal description of the secured property located in all counties.  The counterpart copies recorded in all other counties will describe only the secured property located in that county.  A complete copy of all legal descriptions can therefore be obtained by reviewing the recorded Mortgage in Stearns County, Minnesota, or by contacting the Mortgagor at the address indicated on Pages 8 and 20.

Mortgagor irrevocably grants, bargains, sells, releases and conveys to Mortgagee, with power of sale, that property in the City of [Moorehead, Detroit Lakes, Elk River, Waite Park], County of [Clay, Becker, Sherburne, Stearns], State of Minnesota, described as follows (“Real Property”):

See Exhibit “A” attached hereto and by this reference made a part hereof for legal description.

Together with the following, and all proceeds thereof: (a) all rents, income, contract rights, issues and profits now due or which may become due under or by virtue of any lease, rental agreement or other contract, whether written or oral, for the use or occupancy of the Real Property, or any part thereof, together with all tenant security deposits, subject, however, to the right, power and authority hereinafter given to and conferred upon Mortgagor to collect and apply such rents, issues, income, contract rights, security deposits and profits prior to any default hereunder; (b) all buildings and improvements now or hereafter thereon, and all appurtenances, easements, rights in party walls, water and water rights, pumps and pumping plants and all shares of stock evidencing the same; (c) all fixtures and property now or hereafter attached to or used in the operation of the Real Property, including but not limited to machinery, equipment, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage, all wallbeds, wallsafes, built-in furniture and installations, shelving, lockers, partitions, door stops, vaults, elevators, dumbwaiters, awnings, window shades, venetian blinds, light fixtures, fire hoses and brackets and boxes for same, fire sprinklers, alarm systems, drapery rods and brackets, screens, linoleum, carpets, plumbing, laundry tubs and trays, ice boxes, refrigerators, heating units, stoves, water heaters, incinerators, communication systems and all installations for which any such building is specifically designed; (d) all awards, compensation and settlements in lieu thereof made as a result of the taking by power of eminent domain of the whole or any part of the Real Property; (e) all trade names by which all or any part of the Real Property is known, any books and records relating to the use and operation of all or any portion of the Real Property, all present and future plans and specifications and contracts relevant to the design, construction, management or inspection of any construction of any improvements on the Real Property and all present and future licenses, permits, approvals and agreements with or from any municipal corporation, county, state or other governmental or quasi-governmental entity relevant to the development, improvement or use of all or any portion of the Real Property; and (f) all rights of Mortgagor in and to any escrow or withhold agreements, surety bonds, warranties, management contracts, leasing or sales agreements with any real estate agents or brokers, and service contracts with any entity, which are in any way relevant to the development, improvement, leasing, sale or use of the Real Property or any personal property located thereon; and all of said items whether now or hereafter installed being hereby declared to be, for all purposes of this Mortgage, a part of the realty; and all the estate, interest or other claim or demand, including insurance, in law as well as in equity, which Mortgagor now has or may hereafter acquire, in and to the aforesaid property; the specific enumerations herein not excluding the general.  The Real Property and all of the foregoing shall constitute the “Property.”

This Mortgage is made for the purpose of securing, in such order of priority as Mortgagee may elect: (a) payment of the indebtedness in the sum of $1,060,000.00 evidenced by that certain Note of even date herewith the signers of which are hereinafter collectively referred to as “Borrower”, delivered to Mortgagee and payable to its order, with final payment due on the first day of June, 2020, which is the maturity date of this Mortgage, and any and all modifications, extensions or renewals thereof, whether hereafter evidenced by the Note or otherwise (“Note”); (b) payment of interest on said indebtedness according to the terms of the Note; (c) payment of all other sums, with interest as herein provided, becoming due and payable under the provisions hereof to Mortgagee; (d) performance of each and every condition, obligation, covenant, promise and agreement of Mortgagor contained herein, or in the Note, or in any loan agreement relative to any indebtedness evidenced by the Note (“Loan”), or in any security agreement or Mortgage at any time given to secure any indebtedness hereby secured or any part thereof; and (e) payment of such additional sums with interest thereon as may be hereafter advanced by or borrowed from the Mortgagee, its successors or assigns, by the then record owner or owners of the Property when evidenced by another promissory note or notes which are by the terms thereof secured by this Mortgage.  To the extent permitted by aw, any sums hereafter advanced by or borrowed from Mortgagee, its successors or assigns, shall have the same priority as the original sums advanced by Mortgagee and secured hereby.

Future Advances: (a) To the extent that this Mortgage secures future advances, the amount of such advances is not currently known.  The acceptance of this Mortgage by the Mortgagee confirms that the Mortgagee is aware of the provisions of Minnesota Statutes § 287.05, subd. 5, and intends to comply with the requirements contained therein; (b) The maximum principal amount of indebtedness secured by this Mortgage at any one time, excluding advances made by the Mortgagee in protection of the Property or the lien of this Mortgage shall be $1,060,000.00; and (c) The representations contained in this section are made solely for the benefit of county recording authorities in determining the mortgage registry tax payable as a prerequisite to the recording of this Mortgage.  The Mortgagor acknowledges that such representations do not constitute or imply an agreement by the Mortgagee to make any future advances to the Mortgagor.

Mortgagor’s Covenants and Warranties.  Mortgagor hereby warrants that: (a) Mortgagor is the owner in fee simple absolute of the Real Property and every part thereof; (b) the Property is free, and will be kept free, from all liens and encumbrances, except those accepted by Mortgagee in writing, and Mortgagor will defend the title hereby granted to and in favor of Mortgagee as against all and every person claiming or to claim the same; (c) the loan proceeds are not for use primarily for personal, family or household purposes; (d) to the best of Mortgagor’s knowledge after due inquiry into previous ownership and use of the Property, there are no Hazardous Substances (as defined below), pollutants or contaminants located on the Property and Mortgagor will not place or permit to be placed on the Property any Hazardous Substances (as defined below), except in minor quantities as necessary for the operation and maintenance of the Property, used and stored in accordance with applicable law, or in the form of consumer products held for retail sale in sealed containers; (e) the Real Property is zoned for the existing or contemplated use of the Real Property; (f) the Real Property is in compliance with all zoning, subdivision, and environmental laws, regulations, and ordinances applicable thereto; all deed restrictions, subdivision and building ordinances and other applicable governmental laws (including the Fair Housing Act and the Americans With Disabilities Act, as each is amended from time to time) have been fully complied with; and Mortgagor has all licenses and permits required by governmental authorities with respect to the Property, its operation, improvement and use; (g) the Property has indefeasible access to public rights of way as now improved and open to public passage, and is not encroached upon by improvements or rights of others, nor do the improvements on the Real Property encroach upon the property of others; (h) there are no actions, lawsuits, or other proceedings pending or threatened against or affecting the Property or Borrower which might adversely affect the ability of Borrower to perform its obligations under the Note or other documents which evidence or secure the Loan (“Loan Documents”), or which might adversely affect the priority of Mortgagee’s first lien on the Property; (i) consummation of the loan secured hereby and performance under the Loan Documents will not conflict with or result in a breach of any law, regulation or court order applicable to Borrower or the Property; (j) no condemnation proceeding is pending or, to the knowledge of Mortgagor, threatened with respect to the Property; (k) there has been no material adverse change in the financial condition of Mortgagor or Borrower which might adversely affect the ability of Mortgagor or Borrower to perform its obligations under the loan documents, or which might adversely affect the priority of Mortgagee’s first lien on the Property; (l) all services and utilities, such as water, electricity and sewer, are available to the Property; and (m) with respect to each Mortgagor who is an individual, no part of the Property constitutes any part of Mortgagor’s business homestead or residential homestead.  As used in this Mortgage, Hazardous Substances means: (a) any “hazardous waste” as defined in the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended from time to time, and regulations promulgated thereunder; (c) radon, asbestos, polychlorinated biphenyls (PCB’s), explosives, radioactive substances, and material quantities of petroleum products; (d) any substance the presence of which on the Property is regulated by any federal, state or local law, regulation, ordinance or common law relating to the protection of the environment or public health; and (e) any other substance which by law requires special handling in its collection, storage, treatment or disposal.

Mortgagor agrees as follows:

1.

Payment of Indebtedness; Performance of Covenants.  Mortgagor shall pay each and every installment of principal and interest on the Note and all other indebtedness secured hereby, as and when the same shall become due, and perform and observe all of the covenants, agreements and provisions contained herein, in the Note and any other instrument given as security for the payment of the Note.

2.

Maintenance; Compliance; Inspection.  Mortgagor shall: keep the Property in good condition and repair; not permit or suffer any extraordinary repairs or removal or demolition of, or a structural change in any building, fixture, equipment, or other improvement on the Property; comply with all laws, ordinances, regulations, covenants, conditions and restrictions affecting the Property or requiring any alteration or improvements to be made thereon (including the Fair Housing Act and the Americans With Disabilities Act, as each is amended from time to time); not commit or permit waste thereon; not commit, suffer or permit any act upon the Property in violation of law; cultivate, irrigate, fertilize, prune and do all other acts which from the character or use of the Property may be reasonably necessary, the specific enumeration herein not excluding the general; and keep the Property free from all encumbrances, except those accepted by Mortgagee in writing.  Mortgagor shall permit Mortgagee, or its agents, upon reasonable prior notice, to inspect the Property, including the interior of any structure; provided, however, that Mortgagee shall have no duty to make inspections, and shall not incur any liability or obligation for making or not making any such inspections.

3.

Hazardous Waste and Substances; Environmental Requirements.

(a)

Mortgagor shall comply with all laws, governmental standards and regulations applicable to Mortgagor or to the Property in connection with occupational health and safety, hazardous waste and substances, and environmental matters.  Mortgagor shall promptly notify Mortgagee of its receipt of any notice of: (i) a violation of any such law, standard or regulation; (ii) all claims made or threatened by any third party against Mortgagor or the Property relating to any loss or injury resulting from any Hazardous Substances; and (iii) Mortgagor’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any environmental law.  The use, generation, storage, release, threatened release, discharge, disposal or presence on, under or about the Property of Hazardous Substances by Mortgagor, Mortgagor’s agents, or any tenant or sublessee occupying part or all of the Property, except in minor quantities as necessary for the operation and maintenance of the Property, used and stored in accordance with applicable law, or in the form of consumer products held for retail sale in sealed containers, shall be an event of default under this Mortgage, and Mortgagor shall not engage in or permit such activities or events to occur upon the Property.

(b)

Mortgagor shall defend, indemnify and hold Mortgagee, its directors, officers, employees, agents, successors and assigns harmless from all loss, cost, damage, claim and expense (including attorney fees and costs, whether at trial, on appeal or otherwise) incurred by Mortgagee in connection with the falsity in any material respect of the covenants contained herein or of Mortgagor’s failure to perform the obligations of this Paragraph A.3.

(c)

Mortgagor agrees that a receiver may be appointed to enable Mortgagee to enter upon and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any hazardous substance into, onto, beneath or from the Property.  Any costs incurred by Mortgagee in obtaining the appointment of a receiver and performing the inspections, including reasonable attorney fees, shall be paid by Mortgagor.  If not paid within ten (10) days after such fees, costs and expenses become due and written demand for payment is made upon Mortgagor, such amount may, at Mortgagee’s option, be added to the Principal Balance of the Note (“Principal Balance”) and shall bear interest at the Default Rate (defined below).

4.

Casualty Loss/Restoration Construction.  Unless Mortgagee determines, pursuant to the provisions in Paragraph B.1., to apply the insurance proceeds to the reduction of the indebtedness, Mortgagor shall promptly commence and diligently pursue to completion the repair, restoration and rebuilding of any portion of the Property that has been partially damaged or destroyed in full compliance with all legal requirements and to the same condition, character and at least equal value and general utility as nearly as possible to that existing prior to such damage or destruction.  Mortgagor further agrees: to complete same in accordance with plans and specifications satisfactory to Mortgagee, to allow Mortgagee to inspect the Property at all times during construction and to replace any work or materials unsatisfactory to Mortgagee within fifteen (15) days after notice from Mortgagee of such fact.  If said work upon the construction or restoration of the building or buildings shall be discontinued for a period of fifteen (15) days, Mortgagee may, at its option, also enter into and upon the Property and complete the construction or restoration of said building or buildings.  Mortgagor hereby gives to Mortgagee full authority and power to make such entry and to enter into such contracts or arrangements as may be necessary to complete or restore said building or buildings and all monies expended by Mortgagee in connection with such completion or restoration shall be added to the principal theretofore advanced under the Note and secured by these presents and shall be payable by Mortgagor on demand with interest at the Default Rate.

5.

Insurance.

(a)

Property and Other Insurance.  Mortgagor shall obtain and maintain in full force and effect during the term of this Mortgage such insurance as Mortgagee may reasonably require from time to time by notice to Mortgagor, including, without limitation, insurance providing (i) protection against fire, extended coverage and other all risk perils, including flood (where required) and other coverage as deemed appropriate by Mortgagee from time to time, with endorsements for waiver of subrogation, replacement cost coverage, inflation adjustment, and vandalism and malicious mischief coverage, all in amounts not less than the full replacement cost of all improvements including the cost of debris removal, (ii) comprehensive general public liability coverage with a broad form coverage endorsement with limits of $2,000,000 for aggregate liability and a single limit of $1,000,000, and (iii) business interruption and/or rent loss insurance (equal to twelve (12) months annualized income).  If any portion of the fire and other risks insured as provided herein are reinsured, the policies shall contain a so-called “cut-through” endorsement.

(b)

Insurance Companies and Policies.  All such insurance shall be written by a company or companies acceptable to Mortgagee with an A- or better rating by A.M. Best Company. Inc.  The policies described in Paragraphs 5a(i) and (iii) above shall contain (i) a standard mortgagee clause naming Mortgagee as the first mortgagee with loss proceeds under the policies payable to Mortgagee, and (ii) a waiver of subrogation endorsement as to Mortgagee.  The policy described in Paragraph 5a(ii) above shall name Mortgagee as an additional named insured, and the policy described in Paragraph 5a(iii) above shall provide that all proceeds be payable to Mortgagee.  Each policy described above shall provide for a thirty (30) day notice of cancellation or modification, shall be satisfactory to Mortgagee as to form and substance, and shall contain endorsements that no act or negligence of Mortgagor or any occupant, and no occupancy or use of the Property for purposes more hazardous than permitted by the terms of the policy will affect the validity or enforceability of such insurance as against Mortgagee.  If any portion of the fire and other risks insured as provided herein are reinsured, the policies shall contain a so-called “cut-through” endorsement.  Each policy shall be in full force and effect as of the date of this Mortgage, shall contain such additional provisions as Mortgagee deems necessary or desirable to protect its interest, and shall be accompanied by proof of premiums paid for the current policy year.  All such insurance shall be written in amounts sufficient to prevent Mortgagor from becoming a co-insurer under the applicable policies.  Mortgagor shall provide acceptable ACORD Form certificates evidencing insurance coverage to Mortgagee thirty (30) days prior to any policy expiration date or in the event any policy is modified or canceled.

(c)

Blanket Policy.  If a blanket policy is issued, Mortgagor shall furnish Mortgagee with a certified copy of said policy, together with a certificate indicating that Mortgagee is the insured under said policy in the proper designated amount.

(d)

Notice of Loss.  In the event of loss, Mortgagor shall immediately notify Mortgagee.  Mortgagee may make proof of loss if it is not made promptly by Mortgagor.

(e)

Insurance Obtained by Third Party.  If insurance is provided to Mortgagee by a tenant or any party other than Mortgagor, there is a lapse in coverage, coverage is not with a company acceptable to Mortgagee with an A Category or better rating, coverage is not in an amount equal to the full replacement value of the improvements, or coverage does not in any other way meet conditions required by Mortgagee, Mortgagor will provide coverage within thirty (30) days of being notified by Mortgagee of any inadequacy in coverage.  If Mortgagee does not receive proof of such coverage within thirty (30) days, Mortgagee will force place insurance until proof of coverage which meets the conditions of the loan is received.  Premiums for this force place coverage are at rates higher than Mortgagor could obtain, and payment will be the responsibility of Mortgagor, provided that at Mortgagee’s sole option, Mortgagee may add the cost of such premiums to the principal balance of the loan.

6.

Defense.  Mortgagor shall appear in and defend any action or proceeding purporting to affect the Property or any other security for the Note or the rights or powers of Mortgagee and shall pay all costs and expenses, including cost of evidence of title and attorney’s fees in a reasonable sum, in any such action or proceeding, or appeal therefrom, in which Mortgagee may appear.

7.

Taxes and Assessments.  Mortgagor shall pay, at least ten (10) days before the due date, all taxes and assessments affecting the Property or upon this Mortgage or the debt secured thereby, or against Mortgagee by reason of the ownership of this Mortgage and the Note, or either of them, including assessments on appurtenant water stock.  Mortgagor shall also pay, when due, all encumbrances, charges and liens, with interest, on the Property or any part thereof, which appear to be prior or superior hereto and shall deliver to Mortgagee upon request the official receipt or receipts showing payment thereof and recorded releases therefor, and shall pay all costs, fees and expenses of this Mortgage.  The foregoing shall not in any way constitute the consent of Mortgagee to Mortgagor placing, or allowing to be placed, any encumbrances, charges, or liens against the Property, whether superior or inferior to the liens, rights, and security interests created in this Mortgage.  All property tax statements should be sent to Mortgagee at the following address:

Standard Insurance Company

Mortgage Loan Servicing, PSB11D

920 SW Sixth Avenue

Portland, OR 97204

and to Mortgagor at the following address:

BTAC Properties, Inc.

13828 Lincoln Street NE

Ham Lake, MN 55304

8.

Monthly Deposits.  Unless this covenant is prohibited by law or waived in writing by Mortgagee, Mortgagor shall pay each year to Mortgagee, together with and in addition to the monthly payments of principal and interest payable under the terms of the Note, until the Note is fully paid, in equal monthly installments, the estimated amount of the annual property taxes, assessments, insurance premiums and similar charges next payable, as estimated by Mortgagee.  If at any time Mortgagee determines that such payments will not be sufficient to account for each such charge on its due date (and in the case of annual property taxes, on the due date of the first installment thereof), Mortgagor shall pay to Mortgagee, upon demand, additional sums as necessary to account for such deficiency.  Mortgagee may retain the sums received under this Paragraph A.8 and apply them to such charges when they (and in the case of annual property taxes, the first installment thereof) become due.  Sums received shall not earn interest and may be commingled with other funds of Mortgagee.  If Mortgagee is required by law to pay interest on these sums, Mortgagee may, to the extent permitted by law, impose a charge for holding and disbursing such funds.  In the event of a default under the Note, this Mortgage or any other instrument securing the Note, Mortgagee may apply the sums required under this Paragraph A.8 (without prepayment fee and without limiting the privilege, if any, to prepay any amounts secured hereby) first to accrued interest and then to the principal balance secured hereby.  As an additional covenant hereof, and in any event if the foregoing provision for prepayment is at any time prohibited by law, or waived in writing by Mortgagee, or Mortgagor fails to make payments in the full amount required under this Paragraph A.8, Mortgagor shall pay such charges when they (and in the case of annual property taxes, the first installment thereof) are due and, upon demand, provide Mortgagee with satisfactory evidence of payment and coverage.

9.

Leases.  Mortgagor shall fully perform all the terms and conditions on Mortgagor’s part to be performed in any existing or future lease with respect to which Mortgagor is lessor covering all or a portion of the Property.  Mortgagor shall not, without the prior consent of Mortgagee, terminate, cancel or accept the surrender of, or suffer or permit the termination, cancellation or surrender of such lease, except upon the expiration of the term thereof, or materially modify or alter, or suffer or permit the material modification or alteration of such lease.  Mortgagor further covenants and agrees not to enter into any lease for a term in excess of three (3) years for fifteen percent (15%) or more of the net rentable area of the Property without the prior written consent of Mortgagee.

10.

Fees for Information.  Mortgagor shall pay Mortgagee, to the extent permitted by law, a reasonable fee, as determined by Mortgagee, for providing to Mortgagor or a third party a statement concerning the obligations secured by this Mortgage or any other information requested by Mortgagor or the third party.

11.

Security Agreement.

(a)

Grant of Security Interest.  With respect to any portion of the Property which constitutes personal property or fixtures governed by the Uniform Commercial Code of the State where the Property is located (“Code”), this Mortgage shall constitute a security agreement between Mortgagor as Debtor and Mortgagee as Secured Party, and Mortgagor hereby grants to Mortgagee a security interest in such portion of the Property.  Cumulative of all other rights of Mortgagee hereunder, Mortgagee shall have all of the rights conferred upon secured parties by the Code.  Mortgagor shall execute and deliver to Mortgagee all financing statements that may from time to time be required by Mortgagee to establish and maintain the validity and priority of the security interest of Mortgagee, or any modification thereof, and shall bear all costs and expenses of any searches reasonably required by Mortgagee.

(b)

Rights of Mortgagee.  Mortgagee may exercise any or all of the remedies of a secured party available to it under the Code with respect to such property, and it is expressly agreed that if, upon default, Mortgagee shall proceed to dispose of such property in accordance with the provisions of the Code, ten (10) days written notice by Mortgagee to Mortgagor shall be deemed to be reasonable notice under any provision of the Code requiring such notice; provided, however, that Mortgagee may, at its option, dispose of such property in accordance with Mortgagee’s rights and remedies with respect to the real property pursuant to the provisions of this Mortgage, in lieu of proceeding under the Code.

(c)

Change in Mortgagor’s Name.  Mortgagor shall give advance notice in writing to Mortgagee of any proposed change in Mortgagor’s name, identity, or corporate structure and shall execute and deliver to Mortgagee, prior to or concurrently with the occurrence of any such change, all additional financing statements that Mortgagee may require to establish and maintain the validity and priority of Mortgagee’s security interest with respect to any Property described or referred to herein.

(d)

Fixture Filing.  With respect to those items of the Property that are or will become fixtures upon the Property, this Mortgage shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of the county in which the Property is situated.  Information concerning the security interest created by this instrument may be obtained from Mortgagee, as Secured Party, at the address of Mortgagee, stated below.  The mailing address of Mortgagor, as Debtor, is as stated below.  Borrower’s organizational/tax identification number is: 20-2301714.  The record owner of the Land is BTAC Properties, Inc.

12.

Restrictive Uses.  Mortgagor shall not, without Mortgagee’s prior written consent, change the general nature of the occupancy of the Property, initiate, acquire or permit any change in any public or private restrictions (including without limitation a zoning reclassification) limiting the uses which may be made of the Property, or take or permit any action which would impair the Property or Mortgagee’s lien or security interest in the Property.

13.

Changes In Use.  If Mortgagor, Borrower or a related entity or person occupies or leases the Property, Mortgagor shall make no change in the use or occupancy of the Property or otherwise limit the uses which may be made of the Property without Mortgagee’s prior written consent.

B.

It is mutually agreed that:

1.

Application of Insurance or Condemnation Proceeds.  All sums paid under any insurance policy or condemnation award shall be paid to the Mortgagee.  Mortgagee agrees to allow the use of sums paid for repair and reconstruction of the Property provided:

(a)

there exists no default or other event which with the passing of time or the giving of notice or both would constitute a default under the Note or this Mortgage;

(b)

all proceeds and additional funds deposited by the Mortgagor with Mortgagee prior to the commencement of any repair or reconstruction are adequate, as determined by Mortgagee, to complete repair and reconstruction of the Property pursuant to plans and specifications approved by Mortgagee;

(c)

if, in Mortgagee’s determination, the loan to value ratio, upon completion of repair or restoration, will exceed seventy-five percent (75%), the balance due on the Note shall be reduced to an amount which, reduces the loan to value ratio, as calculated by Mortgagee, to no more than seventy-five percent (75%).  In such a case, the remaining monthly payments of principal and interest may be adjusted to amortize the reduced principal balance over the remaining term of the Loan, at Mortgagee’s discretion.  Any amount prepaid under this provision may be paid without a prepayment fee, provided however, any additional amount Mortgagor desires to prepay, if any, shall be subject to applicable prepayment fees.

(d)

disbursement procedures acceptable to Mortgagee are in place;

(e)

Mortgagee shall have received acceptable estoppels, consents and assurances from municipal authorities, tenants in the Property, and others, as Mortgagee may request; and

(f)

Mortgagee has received evidence satisfactory to it, that reconstruction and/or repair can be completed at least three (3) months prior to the date the Note secured by this Mortgage is due and payable.

If the above conditions are not satisfied as to the application of the proceeds or any awards, Mortgagee shall apply the same (after first deducting therefrom Mortgagee’s reasonable expenses incurred in collecting the same, including but not limited to reasonable attorneys’ fees) to the reduction of the outstanding principal balance of the Loan (“Principal Balance”) without a prepayment fee or to payment of the restoration, repair, replacement or rebuilding of the property that is damaged, destroyed or taken in such manner as Mortgagee may determine.

If any proceeds are applied to the reduction of the Principal Balance, the remaining monthly payments of principal and interest will be reduced to amortize the reduced Principal Balance over the remaining amortization period of the Loan.

2.

Non-Waiver.  No waiver of any default on the part of Mortgagor or breach of any of the provisions of this Mortgage or of any other instrument executed in connection with the indebtedness secured hereby shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers herein granted shall be construed as a waiver of such rights and powers, and likewise no exercise or enforcement of any rights or powers hereunder shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time.

3.

Release.  When all sums secured hereby have been paid, and upon surrender of this Mortgage and the note for cancellation and retention, Mortgagee shall release the lien of the Mortgage.

4.

Assignment of Rents.  Mortgagor hereby assigns to Mortgagee absolutely, not only as collateral, the present and future rents, income, issues and profits of the Property and hereby gives to and confers upon Mortgagee the right, power and authority, during the continuance of this Mortgage, to collect the rents, income, issues and profits of the Property, reserving unto Mortgagor the right, prior to any default by Mortgagor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, to collect and retain such rents, income, issues and profits as they become due and payable.  This Mortgage constitutes an assignment of leases and rents within the meaning of Minnesota Statutes Sections 559.17 and 576.01, and is intended to comply fully with the provisions thereof, and to afford Mortgagee, to the fullest extent allowed by law, the rights and remedies of a mortgage lender or secured lender under those statutes.  In the event that Mortgagee elects to exercise its remedies under said statutes, or any of said remedies, the terms and provisions of said statutes, as amended, governing the exercise of said remedies shall govern, control and take precedence over any contrary terms contained in this Mortgage.  Upon any such default, Mortgagee may, at any time, without notice, either in person, by agent, or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, the solvency of Mortgagor, or the presence of waste or danger of loss or destruction of the Property, enter upon and take possession of the Property, or any part thereof, and any personal property in which Mortgagee has a security interest as additional security for the indebtedness secured by this Mortgage, and may, in its own name, sue for or otherwise collect such rents, income, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys fees, upon any indebtedness secured hereby, and in such order as Mortgagee may determine in compliance with the terms of a separate Assignment of Lessor’s Interest in Leases, if any.  In the exercise of any of the foregoing rights and powers, Mortgagee shall not be liable to Mortgagor for any loss or damage thereby sustained unless due solely to the willful misconduct of Mortgagee.  The entering upon and taking possession of the Property, the collection of such rents, income, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.  To the extent the provisions of this paragraph are inconsistent with the terms of a separate Assignment of Lessor’s Interest in Leases, if any, the terms of the Assignment of Lessor’s Interest in Leases shall control.

5.

Mortgagee’s Right to Cure and Defend.  Should Mortgagor fail to make any payment or to do any act as provided in this Mortgage, in the Note or in any other instrument securing the Note, Mortgagee, but without obligation so to do and without notice to or demand upon Mortgagor and without releasing Mortgagor from any obligation hereof, may make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, and Mortgagor authorizes Mortgagee to enter upon the Property for such purpose.  Mortgagee may, at any time prior to full payment of all sums secured by this Mortgage: appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee; pay, purchase, contest or compromise any encumbrance, charge or lien which, in the judgment of either, appears to be prior or superior to the liens, rights and security interests created in this Mortgage; and, in exercising any power conferred by this Mortgage, pay necessary expenses, employ counsel and pay reasonable fees therefor (including fees on appeal).  Mortgagor agrees to repay immediately and without demand all sums so expended by Mortgagee with interest from date of expenditure at the Default Rate as herein provided.

6.

Default; Acceleration; Default Rate.  Time is material and of the essence hereof with respect to the payment of any sums of any nature by and the performance of all duties or obligations of Mortgagor.  Each of the following shall be an “Event of Default” under this Mortgage: (a) failure of Mortgagor to make any payment of principal and/or interest or any other payment required by the provisions of the Note, this Mortgage, or any other instrument securing the Note on the date such payment or payments are due; (b) failure to perform any other provision of the Note, this Mortgage, or any other instrument securing the Note; (c) a proceeding under any bankruptcy, receivership or insolvency law is instituted by or against Mortgagor; (d) the making of an assignment for the benefit of creditors by Mortgagor; (e) the imposition upon Mortgagee, under any laws, of what Mortgagee may deem to be a substantial tax upon Mortgagee by reason of its interest in this Mortgage (unless Mortgagor may lawfully pay such tax and does so); (f) if any warranty contained in this Mortgage is false in any material respect or any representation, warranty or information furnished by the Mortgagor or its agents to Mortgagee in connection with the indebtedness secured hereby is false in any material respect; or (g) if any of the following appear on the list of Specially Designated Nationals and Blocked Persons that is maintained by the U.S.  Treasury Department’s Office of Foreign Assets Control (“OFAC”) or on any other similar list maintained by any governmental entity or agency (collectively, the “SDN List”): (i) any Mortgagor; (ii) any principal, manager or majority shareholder of any Note signer (“Principal”); (iii) any guarantor or indemnitor, if any; or (iv) any person or entity related to any Mortgagor, any Principal, any guarantor, any indemnitor, the debt secured by this Mortgage or the Property.  Any default under this Mortgage shall constitute a default under the Note and under all other security instruments securing the Note.  Any default under such other security instruments shall constitute a default under this Mortgage.  Upon default, Mortgagee may declare all sums secured hereby immediately due and payable, without notice except as described in Paragraph B.19.  Any sum not paid as provided herein or in the Note or any other security instrument securing the Note shall bear interest from such due date at a rate of interest four (4) percentage points per annum greater than the Note Rate (as defined in the Note) or the maximum rate permitted by law, whichever is lesser (“Default Rate”).  If a default occurs during a period of time in which prepayment is permitted only on payment of a prepayment fee, such fee shall be computed as if the sum declared due on default were a prepayment and shall be added to the sums due and payable under the Note.  In the case of the occurrence of an Event of Default under subsection B.6(g) above, Beneficiary shall have the right to take any and all action or to make any report or notification required by OFAC or any other applicable governmental entity or agency or by the Laws relating to the SDN List.

7.

Foreclosure; Power of Sale.  Upon the occurrence of an Event of Default and at any time thereafter until such Event of Default is cured to the satisfaction of Mortgagee, Mortgagee may, at its option, exercise any or all of the following rights and remedies (and any other rights and remedies available to it):

(a)

Proceed to protect and enforce its rights by a suit or suits in equity or at law, either (i) for the specific performance of any covenant or agreement contained herein or in the Note, the Assignment of Lessor’s Interest in Leases, if any, or any Guaranty or (ii) in aid of the execution of any power herein or therein granted, or (iii) for the foreclosure of this Mortgage, or (iv) for the enforcement of any other appropriate legal or equitable remedy; or

(b)

Foreclose this Mortgage by action or advertisement, and Mortgagor hereby authorizes Mortgagee to do so, power being herein expressly granted to sell the Property at public auction without any prior hearing or notice thereof and to convey the same to the purchaser, in fee simple, pursuant to the statutes of Minnesota in such case made and provided, and out of the proceeds arising from such sale, to pay all indebtedness secured hereby with interest, and all reasonable legal costs and charges of such foreclosure and reasonable attorneys’ fees permitted by law, which costs, charges and fees Mortgagor agrees to pay.  In the event of a sale under this Mortgage, whether by virtue of judicial proceedings or advertisement or otherwise, the Property may, at the option of Mortgagee, be sold as an entirety or in such other manner and order as Mortgagee in its sole discretion may elect; or

(c)

Exercise all of the rights and remedies of a secured party provided by the Minnesota Uniform Commercial Code including the right to proceed, in whatever order it chooses, against any items of equipment, fixtures or any other personal property included in the Property or the proceeds thereof under the Minnesota Uniform Commercial Code provisions governing default as to any such property which may be included in the Property separately from the Real Property included therein, or to proceed as to all of the Property in accordance with its rights and remedies with respect to said Real Property.  If Mortgagee should elect to proceed separately as to such equipment, fixtures or such personal property, Mortgagor agrees to make such equipment, fixtures or personal property available to Mortgagee at a place or places acceptable to Mortgagee, and if any notification of intended disposition of any of such equipment, fixtures or personal property is required by law, such notification shall be deemed reasonably and property given if mailed at least ten (10) days before such disposition in the manner below provided; or

(d)

Exercise any and all remedies available to Mortgagee under any other documents or agreements executed in connection with the Loan; or

(e)

Without such notice to any other party and without regard to the adequacy or inadequacy of any security for the Mortgage indebtedness, forthwith, either before or after declaring the unpaid principal of the Note to be due and payable, to apply for the appointment of a receiver or receivers.

In case of any sale of the Property pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Mortgage, Mortgagee, its successors or assigns, may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to turn in and use the Note and any claims for interest matured and unpaid thereon, together with accrued additions to the indebtedness secured hereby, if any, in order that there may be credited as paid on the purchase price the sum then due under the Note, including principal and interest thereof, and any accrued additions to the indebtedness secured hereby.

8.

Attorney Fees; Proceeds of Sale.  If foreclosure be made by advertisement, reasonable attorney fees for services in the supervision of foreclosure proceedings shall be allowed as part of the costs of foreclosure.  After deducting all costs, fees and expenses of this Mortgage, including cost of evidence of title in connection with sale, Mortgagee shall apply the proceeds of sale to payment of all sums expended under the terms hereof, not then repaid, with accrued interest at the Default Rate as herein provided; all other sums then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto.

9.

Expenses and Attorney Fees.  If Mortgagee refers the Note to an attorney for collection or seeks legal advice following a default alleged in good faith under the Note; if Mortgagee is the prevailing party in any litigation instituted in connection with the Note; or if Mortgagee or any other person initiates any judicial or nonjudicial action, suit or proceeding in connection with the Note, the indebtedness evidenced thereby or the security therefor (including, but not limited to, an action to recover possession of the Property after foreclosure), and an attorney is employed by Mortgagee to (a) appear in any such action, suit or proceeding, or (b) reclaim, seek relief from a judicial or statutory stay, sequester, protect, preserve or enforce Mortgagee’s interest in the Note, the Mortgage or any other security for the Note (including but not limited to proceedings under federal bankruptcy law, in eminent domain, under probate proceedings, appellate reviews, or in connection with any state or federal tax lien), then, in any such event, to the extent allowed by law, Mortgagor shall pay attorney fees and costs and expenses incurred by Mortgagee and/or its attorney in connection with the above-mentioned events and any appeals related to such events, including but not limited to costs incurred in searching records, the cost of title reports, the cost of appraisals, the cost of surveyors’ reports and the cost of environmental surveys.  Mortgagor acknowledges and agrees that such fees and expenses shall be deemed to be advances to protect Mortgagee’s interest in the Property, and may be charged and collected from Mortgagor in connection with a reinstatement following a default hereunder.  If not paid within ten (10) days after such fees, costs and expenses become due and written demand for payment is made upon Mortgagor, such amount may, at Mortgagee’s option, be added to the Principal Balance of the Note (“Principal Balance”) and shall bear interest at the Default Rate.

10.

Binding Effect; Waiver of Defenses; Interpretation.  This Mortgage applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devises, administrators, executors, successors and assigns.  The right to plead any Statute of Limitations in any suit brought upon the Note or the indebtedness thereby evidenced or to foreclose or enforce this Mortgage or arising therefrom or by reason of any default of Mortgagor, is hereby waived to the full extent permissible by law.  The term Mortgagee shall mean the owner and holder, including pledgees, of the Note secured hereby, whether or not named as Mortgagee herein.  In this Mortgage, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

11.

Due on Sale or Encumbrance.

(a)

Generally.  The loan evidenced by the Note (“Loan”) is personal to Mortgagor and not assignable.  In making it, Mortgagee has relied on Mortgagor’s credit, Mortgagor’s interest in the Property, and the financial market conditions at the time the Loan is made.  Except as described in paragraphs B.11(c) and (d) below, in the event of a sale, conveyance, transfer or encumbrance, directly or indirectly, either voluntarily, involuntarily or by operation of law, of the title to or possession of all or part of the Property (a “Transfer”), Mortgagee may declare the entire balance of this Loan immediately due and payable.  In such event, and to the extent permitted by law, a prepayment charge calculated in accordance with the prepayment provisions of the Note shall be added to the sum due and payable.  Alternatively, the provisions in the Note, the Mortgage and any other instrument securing the Note may be modified, at Mortgagee’s sole option, to conform to provisions being offered by Mortgagee in similar Loans at the time Mortgagee’s waiver is sought, or in the event Mortgagee is not offering similar Loans at such time, on such reasonable terms as Mortgagee may determine.

(b)

Transfer Examples.  For the purpose of, and without limiting the generality of the foregoing, the occurrence at any time of any of the following events, shall constitute a Transfer:

(i)

Any sale, conveyance, assignment or other transfer of, or the grant of a security interest in, all or any part of the legal and/or equitable title to the Real Property;

(ii)

Any sale, conveyance, assignment or other transfer of, or the grant of a security interest in, any share of stock of Mortgagor if Mortgagor is a corporation;

(iii)

Any sale, conveyance, assignment or other transfer of, or the grant of a security interest in, any general partnership interest in Mortgagor if Mortgagor is a partnership; or

(iv)

Any sale, conveyance, assignment or other transfer of, or the grant of a security interest in, any member’s interest in Mortgagor if Mortgagor is a limited liability company.

Notwithstanding the foregoing, transfers between or among existing shareholders, partners, or members of Mortgagor shall not constitute Transfers so long as the Loan is not in default at the time of such transfers and Mortgagee receives prompt written notice of such transfers.

(c)

Permitted Borrower Release and Third-Party Transfer.  If Mortgagor makes a written request to Mortgagee (“Transfer Request”) for a third-party transfer, Mortgagee will waive its acceleration and prepayment call rights under Paragraph B.11(a), and release Borrower from liability for the Loan, if the Loan is not then in default and the following conditions are met:

(i)

The following items, all of which must be satisfactory to Mortgagee, in its sole and absolute discretion, shall be submitted to Mortgagee with the Transfer Request:

(A)

The identity and organizational documents for the purchaser of the Property;

(B)

The financial statements, financial strength, tax returns and credit history of the purchaser;

(C)

The current rent roll for the Property;

(D)

The operating statements for the Property:

(i)

A current year-to-date; and

(ii)

The two most recent years/historical;

(E)

The current leases for the Property;

(F)

A current environmental inspection report for the Property;

(G)

The sale agreement and related documents; and

(H)

A detailed description of the source of the purchaser’s equity in the Property.

(ii)

The purchaser evidences a history of property management satisfactory to Mortgagee or contracts for management of the Property with a property management firm satisfactory to Mortgagee.

(iii)

If the amount then due on the Note exceeds seventy percent (70%) of the sale price of the Property, the balance due on the Note shall be reduced to an amount which does not exceed seventy percent (70%) of the sales price and the remaining monthly payments of principal and interest may be adjusted to amortize the reduced principal balance over the remaining term of the Loan, at Mortgagee’s discretion.  Any amount prepaid under this provision may be paid without a prepayment fee, provided however, any additional amount Mortgagor or the purchaser desires to prepay, if any, shall be subject to applicable prepayment fees.

(iv)

The purchaser and Borrower promptly sign and deliver to Mortgagee, Mortgagee’s assumption and release documents.

(v)

Mortgagor furnishes to Mortgagee, at Mortgagor’s expense, an endorsement to Mortgagee’s title insurance policy insuring the continued validity, enforceability, and priority of the Mortgage following the assumption and release.  The form and content of the endorsement shall be satisfactory to Mortgagee.  If required by the Mortgagee or the title insurer, the Mortgagor shall furnish estoppels and subordination agreements from tenants of the Property and other necessary parties in form and substance acceptable to the Mortgagee and the title insurer.

(vi)

In the event the Loan was made with a requirement imposed upon the Mortgagor to complete any specified repairs of the Property, the Mortgagor shall not be entitled to a consent by Mortgagee pursuant to the terms of this provision until such repairs have been completed to Mortgagee’s satisfaction.

(vii)

The Mortgagee may, at its option, require tax reserves as referred to in paragraph A.8 of this Mortgage, whether or not previously waived conditionally or otherwise as a condition to its consent.

(viii)

Mortgagee is paid a lump sum fee of one percent (1%) of the Principal Balance.

(ix)

The payment of a transfer fee to Mortgagee’s designated servicing agent in an amount equal to one percent (1%) of the Principal Balance.

(x)

Without limiting the generality or effect of the foregoing, waiver by Mortgagee of its right to accelerate the Loan upon any transfer or contract to transfer, or to require satisfaction of the conditions set forth in this subparagraph, shall not be deemed a waiver by Mortgagee of its right to accelerate the Loan upon any other transfer or contract to transfer or of its right upon such transfer or contract to transfer to require satisfaction of the conditions set forth above in this subparagraph.

(d)

Permitted Related-Party Transfer.  If Mortgagor (including existing shareholders, members or partners) makes a Transfer Request for a related-party transfer, Mortgagee will waive its acceleration and prepayment call rights under Paragraph B.11(a), if the Loan is not then in default and the following conditions are met:

(i)

Mortgagee is paid a lump sum fee of $1,000.00;

(ii)

Mortgagor and the transferee promptly sign and deliver to Mortgagee, Mortgagee’s assumption documents whereby the transferee assumes liability for payment and performance of the Note, the Mortgage, and any other security instruments securing the Note, all to the same extent and tenor of Mortgagor’s liability, which shall remain primary and will not be released; and

(iii)

The transferee is:

(A)

The spouse and/or issue of Mortgagor;

(B)

The trustee(s) of a testamentary trust for the benefit of the spouse and/or issue of Mortgagor, that succeeded to Mortgagor’s interest upon Mortgagor’s death, divorce or legal separation;

(C)

The trustee(s) of an inter vivos trust established by Mortgagor for estate planning purposes, provided that Mortgagor is a trustee of such trust at the time of transfer; or

(D)

A new entity established for estate planning purposes, composed of Mortgagor, Mortgagor’s principals, and/or Mortgagor’s spouse and/or issue.

12.

Deficiency.  Except as limited by Partial or Limited Recourse provisions, if any, in the Note, Mortgagor consents to a personal deficiency judgment for any part of the debt hereby secured which shall not be paid by the sale of the Property, unless such judgment is prohibited by law.  Any Mortgagor who is a married person hereby expressly agrees that recourse may be had against his or her other property, however owned, but without hereby creating any lien or charge thereon, for any deficiency due after sale of the Property; except that this provision shall not apply in the case of a Mortgagor who executes this Mortgage but not the Note secured hereby.

13.

Waiver of Rights Regarding Property.  To the extent permitted by law, Mortgagor hereby releases and waives: (a) all rights to any homestead exemption in the Property; (b) all rights of dower and curtsey in the Property; and (c) all rights to possession of the Property during any period allowed by law for redemption.

14.

Waiver of Right to Marshal.  Mortgagor, for Mortgagor and for all persons hereafter claiming through or under Mortgagor or who may at any time hereafter become holders of liens junior to the lien of this Mortgage, hereby expressly waives and releases all rights to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Property and/or any other property now or hereafter constituting security for any of the indebtedness secured hereby marshaled upon any foreclosure of this Mortgage or of any other security for any of said indebtedness.

15.

Severability.  In the event any provision contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

16.

Signature on Mortgage Only.  Notwithstanding any other provision of this Mortgage, any person who executes this Mortgage, but not the Note secured hereby, shall have no personal liability on the Note or for any deficiency judgment which may be obtained upon foreclosure of this Mortgage.  Such persons jointly and severally waive presentment, demand, protest, notice of intent to accelerate the Note, notice of acceleration of the Note, and all notices and agree that Mortgagee, without notice to them or their consent, and upon such terms as Mortgagee may deem advisable, and without affecting in any way Mortgagee’s rights hereunder as against the Property, may:

(a)

Extend, release, surrender, exchange, compromise, discharge or modify any right or obligation secured by or provided by this Mortgage or any other instrument securing the Note, or

(b)

Take any other action which Mortgagee may deem reasonably appropriate to protect its security interest in the Property.

17.

Governing Law.  The law of the State where the Property is located shall govern the validity, interpretation, construction and performance of this Mortgage.

18.

Financial Statements.  Within sixty (60) days of the close of each calendar year, Mortgagor shall furnish Mortgagee, at Mortgagor’s expense, all in a form satisfactory to Mortgagee and certified by Borrower or guarantors, as the case may be, with (a) annual statement of operations of the Property, stating that such annual statement presents fairly the financial condition of the Property being reported upon and has been prepared in accordance with sound accounting principles consistently applied, (b) the financial statement for any tenants in whom Mortgagor and/or Borrower has a controlling interest, and (c) Borrower’s financial statement, if Borrower is not an individual.  The annual operating statement shall include an annual rent schedule, and a schedule of gross receipts of each tenant who is obligated to pay additional rent based on a percentage of gross receipts.

19.

Notice and Opportunity to Cure.  Notwithstanding any other provision of this Mortgage, Mortgagee shall not accelerate the sums secured hereby because of a nonmonetary default (defined below) unless Mortgagor fails to cure the default within fifteen (15) days of the earlier of the date on which Mortgagee mails or delivers written notice of the default to Mortgagor.  For purposes of this Mortgage, the term “nonmonetary default” means a failure by Mortgagor or any other person or entity to perform any obligation contained in the Note or any other document, or instrument evidencing or securing the Loan (collectively, “Loan Documents”), other than the obligation to make payments provided for in the Note or any other Loan Document.  If a nonmonetary default is capable of being cured and the cure cannot reasonably be completed within the fifteen (15) day cure period, the cure period shall be extended up to sixty (60) days so long as Mortgagor has commenced action to cure within the fifteen (15) day cure period, and in Mortgagee’s opinion, Mortgagor is proceeding to cure the default with due diligence.  No notice of default and no opportunity to cure shall be required if during any 12-month period Mortgagee has already sent a notice to Mortgagor concerning default in the performance of the same obligation.  None of the foregoing shall be construed to obligate Mortgagee to forebear in any other manner from exercising its remedies and Mortgagee may pursue any other rights or remedies which Holder may have because of a default.

20.

Notice.  Except as otherwise provided in this Mortgage, all notices and consents required or permitted under this Mortgage shall be in writing and may be telecopied, cabled, delivered by hand, or mailed by first class registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

If to Mortgagor/Debtor:

BTAC Properties, Inc.

13828 Lincoln Street NE

Ham Lake, MN 55304

If to Mortgagee/Secured Party:

Standard Insurance Company

Mortgage Loan Servicing, PSB11D

920 SW Sixth Avenue

Portland, OR 97204

Changes in the respective addresses to which such notices may be directed may be made from time to time by any party by notice to the other parties given at least ten (10) days before such change of address is to become effective.  Notices and consents given by mail in accordance with this paragraph shall be deemed to have been given three (3) days after the date of dispatch; notices and consents given by any other means shall be deemed to have been given when received.

21.

Dissemination of Information.  If Mortgagee determines at any time to sell, transfer or assign the Note or this Mortgage and the other security documents, and any or all servicing rights with respect thereto, or to grant participations therein, Mortgagee may provide to any prospective purchaser, transferee, assignee, participant or rating agency and their agents and successors, all documents and information Mortgagee now has or may hereafter acquire relating to this loan, Mortgagor, Borrower, any guarantors and/or indemnitors, if applicable, and the Property.

22.

ERISA.  Borrower shall not engage in any transaction which could cause this loan or any action taken hereunder to be a non-exempt prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  Borrower is not an employee benefit plan or a governmental plan under ERISA.  Borrower’s assets do not constitute plan assets under ERISA.  Borrower shall indemnify and hold Mortgagee harmless for any and all ERISA or state-related liability or losses.

23.

Non-Foreign Person.  Mortgagor is not a “foreign person” as defined by the IRS.

24.

Entire Agreement.  This Mortgage, the Note and any other security agreements securing the Note constitute the entire and complete agreement of the parties with respect to the subject matter hereof, and supersede all prior or contemporaneous understandings, arrangements and commitments, all of which, whether oral or written, are merged herein.  This Mortgage shall bind and inure to the benefit of the parties to this Mortgage and any heir, executor, administrator, successor or assignee thereof acquiring an interest hereunder consistent with Paragraph B.11 above.

25.

Secondary Financing.  Lender reserves the right to consent to secondary financing.  Said secondary financing shall be fully subordinate to Lender’s first lien position and in no event shall the combined indebtedness exceed 80% of value for the subject property; or create an overall debt service coverage of less than 1.20 times, as determined solely by Lender.

26.

Counterparts.  This Mortgage is being executed in Four (4) Counterparts for concurrent recording in each of the counties in which parts of the Property are located.  All Counterparts are identical, except that (a) page two lists the county of recording, and (b) the description attached as Exhibit “A” to each Counterpart describes the encumbered Property situated in the county where such Counterpart is recorded.  All Counterparts shall in all respects be deemed original documents and only one such Counterpart needs to be deposited, produced, or introduced in making proof or in any proceeding (judicial or nonjudicial) where production, deposit, or introduction of this Mortgage is necessary or desirable.  As used herein, “Counterpart” means an executed copy of this Mortgage identical in all material respects with all other executed copies except for variations in legal descriptions referred to above.

27.

Foreclosure Generally.  This Mortgage covers property located in Clay, Becker, Sherburne, and Stearns counties in the state of Minnesota.  Mortgagor acknowledges and agrees that Mortgagee shall be allowed to enforce payment and performance of the indebtedness evidenced by the Note, and to exercise all rights and powers provided under this Mortgage, the other Loan documents, or any of them, or under any provision of law, by one or more proceedings, whether contemporaneous, consecutive, or both, to be absolutely determined by Mortgagee in its absolute discretion, in any one or more of the states in which the Property is located.  Neither the acceptance of this Security Deed, or of any other Loan document, nor its enforcement in one state, whether by court action, power of sale, or otherwise, shall prejudice or in any way limit or preclude enforcement of the Loan documents, or any of them, through one or more additional proceedings in that state or in any other state.  On the occurrence of an event of default, Mortgagor agrees that a foreclosure sale of the whole of the Property located in a particular state may be held in any one or more of the counties where any part of the Property located in that state lies, and that any other action or proceeding, judicial or nonjudicial, including, without limitation, a receivership proceeding or a foreclosure action in connection with the Loan documents, or any of them, may be prosecuted, brought, and maintained in any one or more of the counties in that state in which any of the Property is located.

28.

Judicial Foreclosure.  Mortgagor expressly authorizes Mortgagee, in the event a judicial foreclosure is filed in any state in which any part of the Property is located, to (a) obtain a judgment for such amount as Mortgagee may determine, which amount may be less than the entire indebtedness then due and owing under the Note and Security Deed and (b) bid at the foreclosure sale any sum, up to the amount of the judgment, in each case without thereby extinguishing the indebtedness secured by this Security Deed, provided that Mortgagee credits such indebtedness with the amount bid at the foreclosure sale.  For example, Mortgagee could foreclose all of the Property located in the county of Clay, obtain a judgment against Mortgagor in an amount less than the unpaid indebtedness, bid such amount at the sale, and thereafter judicially or nonjudicially foreclose the Property located in Becker County Sherburne and/or Stearns County and obtain a judgment for indebtedness remaining unpaid after application of the amount bid for the Property located in Clay County.

29.

Power of Sale.  Mortgagee may direct the sheriff and the sheriff shall be empowered, to foreclose the Property by advertisement and exercise of the power of sale under applicable law.  Except as otherwise provided by applicable law, the Property may be sold in parts at the time and place of sale fixed by it in said notice of sale located in the county where such proceeding is being had (it being agreed that Mortgagee may use the power of sale method of foreclosure in one or more counties and foreclose as a mortgage in one or more other counties).  The sheriffs may so sell the Property subject to the power of sale, either as a whole, or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash or cash equivalent (as determined by Mortgagee) in lawful money of the United States payable at the time of sale.  Trustee shall have the full power to select in which county or counties the sale of the Property is to be made, and the sheriff’s selection shall be binding upon Mortgagor and Mortgagee and shall permit the sale of the whole to be made in any one of the counties in which part of the Property is located.  The sheriff shall have the full power to fix the day, time, and place of sale, and to conduct any sale pursuant to law.  Mortgagor waives any right it might otherwise have or assert to object to foreclosure, through the use of a single Security Deed, of all the Property in any particular county.  Good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied, shall be delivered to the purchaser(s) at any such sale.  The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof.  Any person, including without limitation Mortgagee, may purchase at such sale and Mortgagor hereby covenants to warrant and defend the title of such purchaser or purchasers.  Mortgagor agrees that the Mortgagee shall be entitled to possession of the Note until such time as the obligations evidenced thereby are paid in full or when all of the property identified in this Mortgage has been sold through the foreclosure process.  Mortgagor agrees that the Note shall continue to be in full force and effect and shall evidence all sums and obligation remaining unpaid.  To the extent permitted by law, Mortgagor hereby expressly waives any right of appraisal or right of redemption after sale that Mortgagor may have at the time of sale or that may apply to the sale.

30.

Conflict.  If there are any conflicts between the terms of Paragraphs 26-29 immediately above and the rest of this Security Deed, the terms of Paragraphs 26 - 29 shall prevail.

SIGNATURE OF MORTGAGOR

BTAC Properties, Inc.,

a Minnesota corporation

By:  /s/  Gary Copperud

        Gary Copperud, President

By:  /s/  Kenneth W. Brimmer

        Kenneth W.  Brimmer, Chief Executive Officer

This document was drafted by:

Linda Willms

StanCorp Mortgage Investors, LLC

19225 NW Tanasbourne Drive

Hillsboro, OR 97124

EXHIBIT “A”
MORTGAGE
DATED:  April 15, 2005
LOAN NO.  A5020203

Parcel 1 (Moorhead):

The South Half (S 1/2) of all of the following described tract: Lots One (1) to Six (6), both inclusive, Block Fifty-five (55) Elder’s First Addition and Lots One (1) to Six (6), both inclusive, Block Five (5), Schreiber’s’ Addition to the City of Moorhead, Clay County, Minnesota, and the vacated street and avenue situated between said Block Five (5) of Schreiber’s Addition and said Block Fifty-five (55), Elder’s First Addition running in an East and West direction between said blocks.

Parcel 2 (Detroit Lakes):

Lots numbered Thirteen (13), Fourteen (14), Seventeen (17) and Eighteen (18), EXCEPTING from said Lots 17 and 18 a triangular tract of land at the North end of Lots 17 and 18 lying between Northern Pacific Railroad Co. spur and Rud Street, and excepting tract conveyed to the City of Detroit Lakes, by deed May 27, 1924, and recorded in book 87 of Deeds, page 59, AND Lots numbered Nineteen (19) and Twenty (20) EXCEPTING that part of said Lot 19 heretofore sold to the City of Detroit Lakes by deed dated may 17, 1924, filed December 19, 1924 and recorded in Book 87 of Deeds, page 58, all being in BLOCK No. 2, OLE S. GULLINGS’ ADDITION TO DETROIT (NOW DETROIT LAKES), MINNESOTA, according to the certified plat on file and of record in the County Recorder’s office Becker County, Minnesota.

Parcel 3 (Elk River):

The South 276.15 feet of the West 150.68 feet, as measured along the West and South lines respectively, of the Northeast Quarter of the Southeast Quarter (NE ¼ SE ¼); Together with the South 276.15 feet of the East 10.00 feet, as measured along the East and South lines, respectively, of the Northwest Quarter of said Southeast Quarter (NW ¼ SE ¼); All being within parts of Section Thirty-Four (34), Township Thirty-three (33), Range Twenty-six (26), Sherburne County, Minnesota.  Subject to that part taken for Main Street along the South line thereof.

Parcel 4 (Waite Park):

Lot One (1), Block Eight (8), less the Northerly part taken for highway purposes, in Whitney Garden Lots Addition to the City of Waite Park, according to the plat and survey thereof on file and of record in the office of the County Recorder in and for Stearns County, Minnesota.